AGREEMENT FOR PURCHASE AND SALE OF STOCK



            THIS AGREEMENT IS MADE as of the 15th day of December, 1996 by and between Australian Advisors, Ltd. a Bahamian corporation with its principal office at Bay & Deveaux Street (hereinafter referred to as "Purchaser"); and Atlantic International Entertainment, Ltd., a Delaware corporation with its principal office at 2200 Corporate Blvd., Suite 317, Boca Raton, Florida 33431, (hereinafter referred to as "Seller").

                                   WITNESSETH:


            WHEREAS, Purchase desires to acquire and the Seller desires to sell all shares of the (AIE, NV, Acquired Company) representing 100% of the issued and outstanding capital stock of the Acquired Company upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of these premises, the parties hereto agree as follows:-


1. PURCHASE OF SHARES. Purchaser hereby agrees to acquire from the SELLER of the Acquired Company, 100% of all shares of Common Stock of the Acquired Company upon the terms and conditions set forth herein.


2. TERMS OF PURCHASE. The purchase price for the shares shall be payable as follows: -

            (i) $850,000 payable, $2,000 at closing, balance payable monthly, beginning 60 days after closing, at 40% of the net win before expenses, or a minimum of $3,000 per month, until the balance is paid. Interest on the unpaid balance shall be accrued at 8% per annum.

            (ii) At the time of the closing of the purchases set forth in Paragraphs "1" and "2" above, the Acquired Company shall deliver to Purchaser stock certificates representing the Shares purchased herein duly endorsed for transfer to the Purchaser.


3. REPRESENTATIONS OF ACQUIRED COMPANY. SELLER represents and warrants to Purchaser as follows: -

                        3.1 That the Acquired Company has been duly organized in the manner set forth below and that the Certificates of Incorporation have not been revoked or canceled nor has the Corporation been dissolved;

                        3.2 That the Acquired Company has certain assets and liabilities as shown on Exhibit A.


4. DELIVERY OF CORPORATE RECORDS AT CLOSING. SELLER shall cause to be delivered to purchaser at the time of Closing the Corporate Minute Books, Stock Certificate Ledgers and unissued Certificates, and the Corporate Seals as well as all financial records of the Acquired Company.

5. AGREEMENTS. Following the acquisition of the Company the SELLER shall allow the Shareholders of the acquired company to utilize, show, and mention in advertising the existing business of the acquired company as an operating model of the webSports(TM) and ICE(TM). The Acquired Company shall receive a commission of 15% of the sale price for referrals that lead to a sale of any of the SELLERS gaming software systems.


6.          UNDERTAKINGS BY THE ACQUIRED COMPANY.

            6.1 During the period prior to the closing date hereunder the SELLER shall conduct the business operations, of the acquired company in the usual and normal course.


7. REPRESENTATIONS BY PURCHASER. Purchaser represents and warrants to the SELLER as follows:-

            7.1 That Purchaser has been duly organized pursuant to the laws of the Bahamas that its Certificate of Incorporation has not been revoked or canceled nor has the Corporation been dissolved;

            7.2 That Purchaser has expertise in foreign operations and shall operate the business and expand the business in areas outside the ISP States.

8. CONDITIONS PRECEDENT TO CLOSING. All obligations of Acquired Company and Purchaser under this Agreement are subject to the fulfillment, on or prior to the closing date, of each of the following conditions;

            8.1 That the representations of Purchaser and SELLER shall be true at and as of the closing date as though such representations were made at and as of such time;

9. APPROVALS AND RATIFICATIONS. All transactions contemplated by this Agreement shall be subject to the approval and ratification of the Boards of Directors and Shareholders of the Acquired Company and of Purchaser, and to the approval of Counsel for the respective parties.

10. CLOSING DATE. The effective date of this transaction is January 1, 1997. The closing under this Agreement shall take place at the offices of the SELLERS in Boca Raton, Florida on or before March 26, 1997, and that all other required approvals and ratification's shall be obtained by respective parties at least 7 days prior thereto.

11. NOTICES. All notices under this Agreement shall be in writing and addressed to the parties at the addresses hereinabove set forth, and shall be mailed by certified mail, return receipt requested.


12. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of all parties hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

13. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.


                                   SIGNATURES


            IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement as of the day and year first written above.


PURCHASER:                             /s/ David Laing
                                       ---------------
                                   By: President & CEO


                                   Date: __________________


SELLER:                                /s/ Richard Iamunno
                                       -------------------
                                  By:  President & CEO

                                  Date: ___________________

                                    EXHIBIT A



Assets

Cash
Leasehold Improvements
webSports Software system
ICE Software System
Two (2) Pentium Pro Servers
Five (5) Pentium 166 Workstations
Seven (7) Monitors
Seven (7) Mice and Keyboards
One (1) Cisco Router
One (1) Hub
One (1) ASUS Motherboard
One (1) television
One (1) Fax Machine
One (1) Printer
One (1) Large Desk
Five (5) Computer Desks
Six (6) Chairs
Two (2) Fans
Three (3) Waste Baskets
One (1) Western Union Machine/Printer
One (1) Premier Quick Collect Machine/Printer




Liabilities

Accounts payables
Players balances